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                                                                   Exhibit 10.15

             CONFIDENTIAL SEVERANCE AGREEMENT AND GENERAL RELEASE
             ----------------------------------------------------

     This Confidential Severance Agreement and General Release (this "Severance and Release") is made and entered into by and between ABC-NACO INC. (the "Company") and Donald W. Grinter ("Employee") (collectively, the "Parties").

     WHEREAS, the Company informed Employee on or about June 15, 2000 that his employment was being terminated effective July 1, 2000;

     WHEREAS, the Company and Employee, each denying any wrongdoing or liability whatsoever, desire to sever their employment relationship in an amicable fashion;

     WHEREAS, the Company and Employee desire to reach a final, full and complete settlement of all matters relating to Employee's employment with the Company up to the date of this Severance and Release;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged:

     1. For and in consideration of the payment provided for in paragraph 2 of this Severance and Release, Employee agrees that by executing this Severance and Release he does hereby, for himself, his heirs, executors, administrators, representatives, successors and assigns, irrevocably and unconditionally release and forever discharge the Company, its parent companies, subsidiaries, divisions, business units, and all affiliated or related companies, successors, predecessors, assigns or representatives, present and former employees, and any agents, present and former officers, directors, attorneys, insurers, and all persons acting for, by, through, under or in concert with any of them (hereinafter "Released Parties"), of and from any and all claims, demands, causes of action, suits, debts, accounts, claims for attorneys' fees, interest, expenses and costs, damages, judgments, and executions of any nature whatsoever, which Employee, his heirs, executors, administrators, representatives, successors, or assigns, had, now have, or may hereafter have, from the beginning of time to the date hereof, against the Company or any of the Released Parties, whether based on federal or state statute, common law, rule, regulation or any ordinance, whether in law or in equity, contract or tort, whether liquidated or unliquidated, whether known or unknown, related to Employee's employment with the Company and/or the termination therefrom, and particularly without limiting the foregoing, any and all such claims under the following statutes, if applicable: the Age Discrimination in Employment Act (29 U.S.C. (S) 261 et seq.), the Americans with Disabilities Act (42 U.S.C. (S)12101 et seq.), Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. (S)2000e et seq.), the Illinois Human Rights Act (775 ILCS 5/1-101 et seq.), the Employee Retirement Income Security Act of 1974, as amended, and the Fair Labor Standards Act, as amended.
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     2.   The Parties agree on the following payment terms:

        a. Effective July 1, 2000, Employee will receive twenty four (24) months salary as severance pay which will be paid over a period of one hundred four (104) weeks, less standard deductions. Employee will be paid for any earned and unused vacation pay up to and including June 30, 2000; however, no accrual of vacation pay occurs during period of severance payments ("Severance Pay").

        b. During the period that Employee is receiving periodic severance payments, Employee will continue to participate in the same Company employee benefit programs (except short-term disability, long-term disability, the 401k Plan) in which he participated immediately prior to July 1, 2000, and his continuing participation in these programs will be on the same basis and terms as Employee participated in them immediately prior to July 1, 2000, subject to the Company's right to modify or terminate such programs at any time. When Employee's periodic severance payments cease, his participation in these programs will cease.

       c. The Company shall make such other payments pursuant to that certain written Employment Agreement dated June 22, 1999.

          Further, Employee understands that neither the Company nor its counsel have made, and Employee does not rely upon, any representations regarding the tax treatment of the Severance Pay, and agrees that he is solely responsible for determining the tax consequences of the Severance Pay, and is legally bound to make payment of taxes, if any, which are determined to be owed by him (including penalties and interest related thereto) by any taxing authority.

     3. Employee understands and agrees that the payment of monies and other consideration set forth in this Severance and Release does not constitute an admission of liability or violation of any applicable law, regulation, or agreement, and in fact the Company and the Released Parties expressly deny any such liability or violation.

     4. Employee represents that he has not filed any complaint or charge against the Company or any of the Released Parties involving any events up to and including the date of this Severance and Release. Employee agrees that he will not voluntarily cooperate or participate in an investigation or prosecution of any action against any or all of the Released Parties. Employee further agrees that he will not solicit in any manner any former, current, or future employee of the Released Parties to pursue a claim against any of the Released Parties.

          Further, Employee agrees that in the event that the Company becomes involved in any legal or administrative claims or other proceedings relating to events that

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occurred during his employment and as to which Employee might in the Company's opinion have personal knowledge, Employee will cooperate to the fullest extent possible in the preparation and presentation by the Company of its prosecution or defense, including but not limited to the signing of affidavits or other documents providing information requested by the Company. The Company agrees to indemnify Employee and hold Employee harmless from any claims, demands, liabilities, or damages incurred by Employee as a result of his performance under the preceding provisions of this paragraph, and to reimburse Employee for reasonable attorneys' fees incurred by Employee in connection with any such claims, demands, liabilities, or damages, provided, however, that the Company will be obligated to make such reimbursements only for attorneys' fees covering attorneys' services for which Employee obtained the Company's prior written approval.

     5. Employee agrees, to the extent Employee has previously failed to do so, to return immediately all equipment, tools, documents, files, whether or not Employee was solely responsible for same, keys, credit cards, keycards, computers, programs, software and discs, including, but not by way of limitation, those programs, software and discs generated during Employee's employment with the Company, and all other items which are the property of the Company and/or its subsidiaries, or contain information which belongs to the Company or any of the Released Parties.

          Further, Employee agrees that, upon the Company's request at any time, he will provide and disclose to it in good faith and with full cooperation, all information obtained or developed by Employee during his employment with the Company which the Company considers pertinent to its affairs, whether such information is in the form of items in Employee's memory, Employee's mental impressions, or any other form.

          Employee also acknowledges that it is the Company's policy, communicated to Employee by other Company employees, that Employee is requested to bring to the Company's attention any incidents of misconduct or wrongdoing in the area of government contract procurement policies and practices. Employee hereby affirms that he has acted in accord with such policy and that Employee has at this time no knowledge of any such incident which he has not brought to the attention of the Company in writing. In addition to said policy, the Employee acknowledges that he has complied with all applicable laws, rules and regulations during his employment with respect to his employment with the Company.

     6. Employee agrees to waive any employment rights with any of the Released Parties that he might otherwise have now or in the future, including reinstatement or re-employment. Employee agrees that he will not apply for employment with the Company or with any of its divisions, subsidiaries, or successors, at any time in the future. If Employee inadvertently should apply for employment with the Company or any of its divisions, subsidiaries, or successors, he agrees to withdraw immediately any such application upon being advised of the identity of the prospective employer.

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     7.   Employee agrees that he will continue to treat as confidential, property of the Company and will not disclose or use any information or knowledge obtained or developed by Employee during Employee's employment with the Company which is not in the public domain and which consists of, or relates to, the Company's products, inventions, discoveries, processes, techniques, formulas, substances, designs, patterns, improvements, ideas, plans, projects, programs, research, test results, writings, notes, patents, copyrights, trademarks, know-how, trade secrets, customer and supplier lists, or business, financial, marketing, sales, pricing, engineering, manufacturing, or other operational matters and plans. Employee agrees that all Company confidentiality, nondisclosure, and secrecy agreements to which he became a party in connection with his employment with the Company, or may become a party to in connection with this Severance and Release, will remain in full force and effect in accordance with their terms. Employee agrees that if he becomes employed by a person, business, or other entity that provides substantially the same products and services as the Company, Employee will be required to prove that he has complied with the provisions of this paragraph in any proceeding that the Company might bring to enforce the provisions of this paragraph.

     8. Employee understands and agrees that he shall keep confidential, and make no disclosure or reference to, the terms or contents of this Severance and Release or discussions specifically leading to this Severance and Release to any person, firm, corporation, association, partnership, or any entity of any kind or identity whatever, including, but not limited to, current and former employees of the Company or any of the Released Parties. In the event contact regarding the existence or terms of this Severance and Release is initiated by any third party, Employee (or others to whom disclosure is allowed as set forth in this paragraph) shall strictly limit their response, either verbatim, or in substance, to the statement that "the matter has been resolved by mutual agreement." In the event the confidentiality requirements set forth herein are breached, Employee shall be liable to the Company for monetary and equitable losses. This confidentiality requirement shall not prohibit Employee from disclosure to his spouse, accountants, financial advisors, and attorneys, provided that Employee will relay the instant confidentiality requirement to such individuals, or to taxing authorities, or under court order or subpoena. Employee and the Company shall not make any negative, derogatory or disparaging statements, remarks or comments of any kind or nature whatsoever, either oral or written, directly or indirectly, to any person or entity about, in reference to, or with respect to each other. Notwithstanding the preceding sentence, this Severance and Release shall not be interpreted to restrict communications to or between any officers, directors, members, management employees, or attorneys of the Company, to the extent such communications occur during the normal course of business.

          Further, Employee agrees that if anyone attempts to induce or compel Employee to disclose, release, produce, or make known any information concerning the Company, he will (a) immediately notify the Company of this occurrence in writing; (b) fully cooperate with the Company in any of its efforts to resist such a disclosure by any lawful means; and (c) ensure that neither Employee nor anyone acting on Employee's behalf impairs or defeats in any matter any objection to disclosure or privilege which

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might be available to the Company with respect to such information. The Company agrees to indemnify Employee and hold Employee harmless from any claims, demands, liabilities, or damages incurred by Employee as a result of Employee's performance under the preceding provisions of this paragraph, and to reimburse Employee for reasonable attorneys' fees incurred by Employee in connection with any such claims, demands, liabilities, or damages, provided, however, that the Company will be obligated to make such reimbursements only for attorneys' fees covering attorneys' services for which Employee obtained the Company's prior written consent.

     9. If Employee breaches any provision of this Severance and Release, the Company shall be entitled to be reimbursed by Employee for all legal fees, costs, and expenses incurred by the Company in defending itself or enforcing its rights relative to such matters.

     10. This Severance and Release constitutes the entire and complete agreement between the parties. No other promises or agreements, either express or implied, shall be binding unless in writing and signed by all parties.

     11. The parties agree to the extent that any portions of this Severance and Release may be declared invalid, the remaining portion(s) shall not be affected and shall be given full force and effect.

     12. Employee acknowledges that he has entered into this Severance and Release freely and voluntarily, and that he has had adequate time to read this Severance and Release and to consult with his attorney on its terms and to reflect upon the consequences of his execution thereof. Employee acknowledges that the Company offered him twenty-one (21) days within which to consider this Severance and Release, and that the Company advised him to consult with legal counsel prior to executing this Severance and Release. Moreover, Employee is advised that he has seven (7) days following his execution of this Severance and Release to revoke it, and this Severance and Release shall not become effective or enforceable until this seven-day revocation period has expired. Any such revocation must be in writing and delivered via personal delivery or overnight mail to ABC-NACO Inc., 2001 Butterfield Road, Suite 502, Downers Grove, Illinois 60515; Attention: John Grodoski. In the event Employee exercises his right of revocation, this Severance and Release shall be null and void.

     13. Employee agrees that, except as otherwise provided in this Severance and Release and except for any Company pension plans in which Employee participated during his employment with the Company, this Severance and Release constitutes the entire agreement between Employee and the Company and supersedes all prior agreements between Employee and the Company. Employee agrees that Employee is not relying, and will not rely, upon any statements or representations that are not contained in this Severance and Release. Employee agrees that this Severance and Release cannot be amended, extended, or terminated except by a written instrument signed by Employee and an authorized officer of the Company. Employee agrees that if any portion of this Severance and Release is held to be invalid by a court, the remaining

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portions will automatically be severed from the invalid portion and will remain in full force and effect.

     14.  This Severance and Release shall be construed in accordance with the
laws of the State of Illinois.    The Parties consent to the exclusive
jurisdiction of federal and state courts seated in Cook County, Illinois.

       IN WITNESS WHEREOF, the Parties have executed this Severance and Release on the respective date written below.



Date:  _______________________


ABC-NACO INC.                    EMPLOYEE


By:____________________________  By:________________________________

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